Exhibit 99.1

COUSINS PROPERTIES INCORPORATED
Quarterly Information Package
For the Quarter Ended June 30, 2004

I.	Press Release

Press Release

Consolidated Statements of Income

Net Income Available and Funds From Operations Basic Reconciliation

Certain matters contained in this package are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on December 10, 2003. The words “believes”, “expects”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

News Release

FOR IMMEDIATE RELEASE

CONTACT:

Tom G. Charlesworth	Mark A. Russell
Executive Vice President,	Senior Vice President and
Chief Financial Officer and	Senior Investment Officer
Chief Investment Officer	(770) 857-2449
(770) 857-2376	markrussell@cousinsproperties.com
tomcharlesworth@cousinsproperties.com

Web site address: www.cousinsproperties.com

COUSINS PROPERTIES REPORTS RESULTS FOR
SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2004

-	Reports “Net Income Available” of $0.91 per share and FFO of $0.50 per share for the second quarter of 2004.

-	Reports “Net Income Available” of $1.12 per share and FFO of $1.04 per share for the six months ended June 30, 2004.

-	Office asset sales of $80 million achieved in the second quarter, with an additional $100 million of office asset sales since quarter end.

     ATLANTA (August 2, 2004) – Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the second quarter and six months ended June 30, 2004. All per share amounts are reported on a diluted basis; basic per share data is included in the Consolidated Statements of Income accompanying this release.

     Net Income Available to Common Stockholders (“Net Income Available”) per share was $0.91 for the second quarter of 2004 as compared to $2.92 per share for the second quarter of 2003. Net Income Available was $45.7 million for the second quarter of 2004 as compared to $143.5 million for the second quarter of 2003. For the six months ended June 30, 2004, Net Income Available per share was $1.12 as compared to $3.49 per share for the same period last year. Net Income Available was $56.5 million for the six months ended June 30, 2004 as compared to $171.1 million for the same period last year.

     Funds From Operations Available to Common Stockholders (“FFO”) per share was $0.50 for the second quarter of 2004 as compared to $0.55 per share for the second quarter of 2003. FFO was $25.3 million for the second quarter of 2004 as compared to $27.0 million for the second quarter of 2003. For the six months ended June 30, 2004, FFO per share was $1.04 as compared to $1.50 per share for the

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CUZ Reports Second Quarter Results

August 2, 2004

same period last year. FFO was $52.3 million for the six months ended June 30, 2004 as compared to $73.6 million for the same period last year.

     Net Income Available and FFO decreased in the second quarter of 2004 due to the loss of net revenues from sold properties, partially offset by net revenues from recently developed and acquired properties. The decrease in net revenues for the sold properties totaled $6.1 million. This decrease in the second quarter 2004 was partially offset by net revenues of $2.4 million from recently developed and acquired properties. Net Income Available was further decreased in the second quarter of 2004 as compared to the second quarter of 2003 due to lower gains on sales of depreciable investment properties.

     For the six months ended June 30, 2004, Net Income Available and FFO reflected a decrease in lease termination fees and a loss of net revenues from sold properties. This decrease was partially offset by net revenues from recently developed and acquired properties and an increase in net profits from residential lot and tract sales. Lease termination fees totaled $5.0 million in the six months ended June 30, 2004 compared to $22.4 million from the same 2003 period, $20 million of which was attributable to the termination of the Cable & Wireless lease at the 55 Second Street office building. The decrease in net revenues for the sold properties totaled $11.5 million, while recently developed and acquired properties increased $3.9 million in 2004. Net profits from residential lot and tract sales increased $5.9 million to $8.6 million for the six months ended June 30, 2004 compared to the same period in 2003. Net Income Available was further decreased due to lower gain on sale of depreciable investment properties in the six months ended June 30, 2004 as compared to the six months ended June 30, 2003.

     At June 30, 2004, the Company’s portfolio of operational office and medical office buildings was 88% leased and its portfolio of operational retail centers was 92% leased, resulting in a 89% overall leased level.

     Activity for the quarter included the following:

•	The Company sold two office buildings in the Washington, D.C. area, 333 John Carlyle and 1900 Duke Street, for $80 million. The sale of these two buildings, comprising 153,000 and 97,000 square feet, respectively, generated a GAAP gain of $34.5 million, and resulted in value creation of $26.1 million after removing $8.4 million attributable to accumulated depreciation and other adjustments. The Company will continue to manage both buildings.

•	The Company and a partner acquired 135 acres in Collierville, Tennessee, a suburb of Memphis, part of which will be utilized for development of The Avenue® Carriage Crossing, a 797,000-square-foot open-air retail center. Dillard’s will own its 200,000-square-foot store and the Company will own the remaining 597,000 square feet. When construction of both phases of the project is completed, estimated to be in the fourth quarter of 2006, the project will include Dillard’s and Parisian and approximately 90 other retailers and restaurants, such as Barnes & Noble, Linens ‘N Things, Talbots and Banana Republic. Construction of the first phase,

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CUZ Reports Second Quarter Results

August 2, 2004

consisting of approximately 744,000 square feet, is expected to be completed in the fourth quarter of 2005. As of June 30, 2004, the Company’s share of the project was 33% leased and 60% committed. Including the Dillard’s space, 50% of the space in phases one and two has been leased or sold to-date and 70% is committed.

•	The Company recognized $2.5 million as a lease termination fee for its share of the sale of a bankruptcy claim filed against Mirant, a tenant at the 1155 Perimeter Center West office building. The Company’s share of proceeds from the bankruptcy claim sale amounted to $4.6 million. The claim consisted of two components – recovery for lost rents from vacated space and recovery for lost rents from the restructured lease, which reduced Mirant’s rental rates over its remaining term. The portion related to vacated space ($2.2 million) was recognized in income immediately. The portion related to the restructured lease is being recognized in income evenly over three years, the remaining term of Mirant’s restructured lease ($0.3 million in second quarter).

•	The Company purchased a 1.2 acre land tract at 50 Biscayne Boulevard in Miami, Florida. The land may be utilized for potential future development.

•	The Company was named development manager for 340 acres of land in the Dallas-Ft. Worth Metroplex. The Company will earn a base fee, commissions and incentives in exchange for providing brokerage and development services on land strategically located in Arlington, Frisco and Allen, Texas. The initial term of the contract extends through December 2005 with the possibility of a one-year extension.

•	The Company and its joint venture partners began development of three new residential projects consisting of approximately 1,606 lots. The Company’s weighted average ownership of these projects was 43%. The Company expects these projects to be completed within three to eight years.

•	In June, the Company entered into a contract to sell 101 Independence Center, a 526,000-square-foot building in Charlotte, North Carolina. This sale closed on July 29, 2004 for a price of $100 million. The GAAP gain was $35.8 million and resulted in value creation of $14.4 million after removing $21.4 million attributable to accumulated depreciation and other adjustments. The Company will continue to manage the building.

Other recent developments include the following:

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CUZ Reports Second Quarter Results

August 2, 2004

•	In July, the Company also renewed and recast its unsecured revolving credit facility, increasing the size by $50 million to $325 million with a maturity of September 2007. The previous credit facility was set to expire in August 2004. The new facility includes improved terms, such as better pricing and greater flexibility, as well as the ability to increase the facility to $400 million.

     Tom Bell, president and CEO of Cousins, said, “It was a very busy quarter for Cousins as we continued to take advantage of the excellent pricing for the sale of high-quality office assets and also kicked off our largest Avenue® project yet. Our main focus right now is using this pricing environment to realize the value we’ve created in a number of our office assets. The marketing efforts to sell these office assets are drawing significant interest and offers.

     “Most of our current development activity is in the Retail Division, which has three projects under construction in Florida, Virginia and Tennessee and has numerous additional projects in various stages of pre-development. Retailer interest in The Avenue® concept remains strong and we are working toward an exciting fourth quarter grand opening for The Avenue® Viera in Florida. Our newly formed Industrial Division has hit the ground running and is evaluating land purchases, mainly in the Atlanta market, so we can compete for the growing number of deals circulating here. Our Land group also continues to raise the bar with another excellent quarter in lot sales.”

     The Consolidated Statements of Income and a schedule entitled Net Income and Funds From Operations Basic Reconciliation, which reconciles Net Income Available to FFO, are attached to this press release. More detailed information on the second quarter and year-to-date Net Income Available and FFO results is included in the “Net Income and Funds From Operations-Supplemental Detail” schedule which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Quarterly Disclosures” and “SEC Filings” links on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (770) 857-2449.

     The Company will conduct a conference call at 11:00 a.m. (Eastern time) on August 3, 2004, to discuss the results of the quarter and six months ended June 30, 2004. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available for 14 days by dialing (719) 457-0820 and entering the pass code, 367279. The Company will also provide an online Web simulcast and rebroadcast of its second quarter 2004 earnings release conference call. The live broadcast will be available through the “Q2 2004 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page of the Company’s Web site, at

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CUZ Reports Second Quarter Results

August 2, 2004

www.streetevents.com and at www.fulldisclosure.com. The rebroadcast will be available on the Investor Relations page of the Company’s Web site for 30 days.

     Cousins Properties Incorporated, headquartered in Atlanta, has extensive experience in the real estate industry including the development, acquisition, financing, management and leasing of properties. The property types that Cousins actively invests in include office, retail, medical office, industrial and land development projects. The Company’s portfolio consists of interests in 13.3 million square feet of office and medical office space, 3.1 million square feet of retail space, over 1,980 acres of strategically located land tracts for sale or future development, and significant land holdings for development of single-family residential communities. Cousins also provides leasing and management services to third-party investors; its client-services portfolio comprises 7 million square feet of office space. Cousins is a fully integrated equity real estate investment trust (REIT) that has been public since 1962 and trades on the New York Stock Exchange under the symbol “CUZ.” For more information on the Company, please visit Cousins’ Web site at www.cousinsproperties.com.

     Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on December 10, 2003. The words “believes”, “expects”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
REVENUES:
Rental property revenues	$32,515	$32,092	$67,620	$84,429
Development income	1,045	908	1,557	1,672
Management fees	2,140	2,187	4,214	4,292
Leasing and other fees	782	1,234	1,425	2,345
Residential lot and outparcel sales	4,366	1,612	8,254	5,540
Interest and other	107	1,526	555	2,581

	40,955	39,559	83,625	100,859

COSTS AND EXPENSES:
Rental property operating expenses	10,168	10,348	21,171	20,038
General and administrative expenses	8,605	7,644	16,588	14,858
Depreciation and amortization	10,663	12,496	23,041	26,682
Residential lot and outparcel cost of sales	3,178	1,368	5,668	4,599
Interest expense	6,268	8,205	12,815	17,269
Property taxes on undeveloped land	210	218	364	403
Other	714	846	1,350	1,751

	39,806	41,125	80,997	85,600

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME FROM UNCONSOLIDATED JOINT VENTURES	1,149	(1,566)	2,628	15,259
PROVISION FOR INCOME TAXES FROM OPERATIONS	(17)	(537)	(853)	(786)
INCOME FROM UNCONSOLIDATED JOINT VENTURES	9,196	7,663	18,252	14,160

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF INVESTMENT PROPERTIES	10,328	5,560	20,027	28,633
GAIN ON SALE OF INVESTMENT PROPERTIES, NET OF APPLICABLE INCOME TAX PROVISION	36,500	90,956	38,566	91,959

INCOME FROM CONTINUING OPERATIONS	46,828	96,516	58,593	120,592
DISCONTINUED OPERATIONS, NET OF APPLICABLE INCOME TAX PROVISION:
Income from discontinued operations	816	3,972	1,183	7,490
Gain on sale of investment properties	—	43,012	648	43,012

	816	46,984	1,831	50,502

NET INCOME	47,644	143,500	60,424	171,094
PREFERRED DIVIDENDS	1,937	—	3,875	—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$45,707	$143,500	$56,549	$171,094

BASIC PER SHARE INFORMATION:
Income from continuing operations	$0.92	$2.00	$1.12	$2.50
Income from discontinued operations	0.02	0.97	0.04	1.05

Basic net income available to common stockholders	$0.94	$2.97	$1.16	$3.55

DILUTED PER SHARE INFORMATION:
Income from continuing operations	$0.89	$1.96	$1.08	$2.46
Income from discontinued operations	0.02	0.96	0.04	1.03

Diluted net income available to common stockholders	$0.91	$2.92	$1.12	$3.49

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.37	$0.37	$0.74	$0.74

BASIC WEIGHTED AVERAGE SHARES	48,750	48,267	48,693	48,201

DILUTED WEIGHTED AVERAGE SHARES	50,405	49,228	50,428	48,993

COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
NET INCOME AND FUNDS FROM OPERATIONS BASIC RECONCILIATION
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net Income Available to Common Stockholders	$45,707	$143,500	$56,549	$171,094
Depreciation and amortization:
Consolidated properties	10,663	12,496	23,041	26,682
Discontinued properties	—	922	432	2,812
Share of unconsolidated joint ventures	4,837	4,689	9,572	9,129
Depreciation of furniture, fixtures and equipment and amortization of specifically identifiable intangible assets:
Consolidated properties	(700)	(602)	(1,335)	(1,173)
Share of unconsolidated joint ventures	(8)	(9)	(18)	(17)
Gain on sale of investment properties, net of applicable income tax provision	(36,500)	(133,968)	(39,214)	(134,971)
Gain on sale of undepreciated investment properties	1,267	—	3,234	—

Funds From Operations Available to Common Stockholders	$25,266	$27,028	$52,261	$73,556

Per Common Share - Basic:
Net Income Available	$.94	$2.97	$1.16	$3.55

Funds From Operations	$.52	$.56	$1.07	$1.53

Weighted Average Shares	48,750	48,267	48,693	48,201

Per Common Share - Diluted:
Net Income Available	$.91	$2.92	$1.12	$3.49

Funds From Operations	$.50	$.55	$1.04	$1.50

Diluted Weighted Average Shares	50,405	49,228	50,428	48,993

     The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Consolidated Entities and its unconsolidated joint ventures. Effective January 1, 2003, the Company adopted the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. In October 2003, NAREIT revised its prior FFO implementation guidance by stating that impairment write-downs of depreciable real estate assets should no longer be an adjustment to FFO. Accordingly, the Company’s FFO for the six months ended June 30, 2003 was restated to include the $551,000 impairment loss previously recognized as a reduction in FFO.

     FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates the operating performance of its reportable segments and of its divisions based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and employees.